Exhibit 99.1

Medical Staffing Network Holdings Announces First Quarter 2008 Operating Results

Revenue up 60% – $4 Million Increase in Operating Income over Prior Year Quarter

BOCA RATON, Fla.--(BUSINESS WIRE)--Medical Staffing Network Holdings, Inc. (NYSE: MRN) today reported revenue of $145.2 million for the first quarter of 2008, an increase of 60.4% from the first quarter of 2007 revenue of $90.5 million. Net income for the first quarter of 2008 was $0.8 million, or $0.03 per diluted share, as compared with a net loss of less than $0.1 million for the first quarter of 2007.

Commenting on the first quarter’s results, Robert J. Adamson, chairman and chief executive officer, stated, “We are pleased to report a $4 million increase in operating income over the prior year quarter. The results were achieved primarily due to improved leverage of our fixed operating expenses over a significantly larger revenue base and continued success from our margin improvement initiatives. Our first quarter gross margin of 24.1% was 90 basis points higher than the same quarter of 2007 and 340 basis points higher than the comparable 2006 quarter.”

“Our per diem business grew sequentially,” Adamson continued, “aided by a strong performance from the acquired InteliStaf per diem business. Revenue from the acquired business was higher in the first quarter of 2008 than that achieved in either the third or fourth quarters of 2007.”

Adamson concluded, “We believe that Medical Staffing Network is well positioned due to its diversity of product offerings and the infrastructure established following the integration of acquisitions we made in 2007; however, we continue to feel the headwinds of a sluggish economy coupled with no growth in normalized hospital admissions.”

Gross profit was $35.1 million for the first quarter of 2008, an increase of 66.7% from the first quarter of 2007 gross profit of $21.0 million. Gross margin for the first quarter of 2008 was 24.1%, an increase from 23.2% for the first quarter of 2007. The 90 basis point year-over-year improvement was primarily attributable to a continued focus on gross margin expansion.

Selling, general and administrative expenses were $29.3 million, or 20.2% of revenues, in the first quarter of 2008 as compared with $19.9 million, or 21.9% of revenues, for the comparable prior year period. The dollar increase was primarily due to increased overhead costs associated with the larger per diem branch network and scale travel nurse division resulting from the acquisition of InteliStaf Holdings, Inc., while the decrease as a percentage of revenue is due to improved leverage of our operating expenses.

Conference Call

The Company’s management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time on Thursday, May 8, 2008. A live webcast, as well as a 30-day replay, of the conference call will be available online at the Company’s website at www.msnhealth.com or at www.earnings.com.

Company Summary

Medical Staffing Network Holdings, Inc. is the third largest diversified healthcare staffing company in the United States as measured by revenues. The Company is the leading provider of per diem nurse staffing services and is also a leading provider of travel, allied health and vendor managed services.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all statements other than those made solely with respect to historical fact. These statements involve known and unknown risks, uncertainties and other factors that may cause the registrant’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: our ability to maintain the revenue run-rate experienced in the first few months following the InteliStaf merger; our ability to maintain the level of success achieved to date with regards to the InteliStaf integration plan; our ability to attract and retain qualified nurses and other healthcare personnel; our ability to maintain demand for services provided by temporary healthcare professionals if lower than expected levels of patient occupancy at our hospital and healthcare facility clients continue; the effect of higher unemployment rates on our ability to successfully recruit additional healthcare professionals; the effect of the general level of economic activity on our business as such activity is impacted by factors beyond our control (i.e. inflation, recession, weather conditions, acts of war); our ability to remain competitive in obtaining and retaining hospital and healthcare facility clients and temporary healthcare professionals; our continued ability to secure and fill new orders from our hospital and healthcare facility clients; the effect of fluctuations in hospital and healthcare facility patient occupancy on our business; our clients’ inability to pay us for our services; the effects of healthcare reform on our business; our exposure to increased costs and risks associated with increasing and new corporate governance regulation compliance; the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business including Joint Commission certification; the proper functioning of our information systems; our ability to successfully implement our acquisition strategies; our ability to successfully integrate completed acquisitions into our current operations; our ability to obtain additional financing, if required, in future periods; our ability to leverage our cost structure; the effect of significant legal actions and other claims asserted against us on our business; our ability to sustain the improved self-insurance claims experience; our continued ability to attract, develop and retain sales and recruitment personnel; the departure of key officers and senior management personnel; the effect of our recognition of any impairment to goodwill on our earnings; the effect of higher than anticipated travel business housing costs on our margins; the ability of our executive officers, directors and significant stockholders to influence matters requiring stockholder approval; the provisions in our corporate documents and Delaware law that could delay or prevent a transaction considered favorable by our stockholders; and the possible decline in value of our stock price. Additional information concerning these and other important factors can be found within the registrant’s filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although the registrant believes that these statements are based upon reasonable assumptions, the registrant cannot provide any assurances regarding future results. The registrant undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

MEDICAL STAFFING NETWORK HOLDINGS, INC. Condensed Consolidated Statements of Operations (unaudited; in thousands, except per share data)

	Three Months Ended
	March 30, 2008	April 1, 2007
Service revenues	$145,223	$90,518
Cost of services rendered	110,167	69,483
Gross profit	35,056	21,035
Operating expenses:
Selling, general and administrative	29,309	19,860
Depreciation and amortization	1,492	898
Total operating expenses	30,801	20,758
Income from operations	4,255	277
Minority interest	55	–
Interest expense, net	3,041	375
Income (loss) before provision for (benefit from) income taxes	1,159	(98)
Provision for (benefit from) income taxes	383	(29)
Net income (loss)	$776	$(69)

Basic and diluted net income (loss) per share	$0.03	$–

Weighted average common shares outstanding:
Basic	30,314	30,261
Diluted	30,341	30,261

Summary cash flow information:
Cash flow provided by (used in) operating activities	$2,592	$(915)

Operating Statistics:
Hours worked	3,218	2,214

MEDICAL STAFFING NETWORK HOLDINGS, INC. Condensed Consolidated Balance Sheets (unaudited; in thousands)

	March 30, 2008	Dec. 30, 2007

ASSETS
Current assets:
Cash and cash equivalents	$821	$1,898
Accounts receivable, net	98,071	98,376
Other current assets	4,999	5,529
Total current assets	103,891	105,803

Furniture and equipment, net	11,464	9,944
Goodwill	184,507	184,257
Intangible assets, net	14,009	14,637
Other assets, net	5,177	5,215

Total assets	$319,048	$319,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$45,803	$45,702
Accrued payroll and other current liabilities	11,305	12,245
Current portion of long-term debt	1,000	1,000
Total current liabilities	58,108	58,947

Long-term debt	126,700	128,185
Deferred income taxes	8,717	8,334
Other long-term obligations	6,309	4,219
Total liabilities	199,834	199,685

Minority interest	402	402

Commitments and contingencies

Total stockholders’ equity	118,812	119,769

Total liabilities and stockholders’ equity	$319,048	$319,856

CONTACT:
Medical Staffing Network Holdings, Inc.
Jeff Yesner, Chief Accounting Officer, 561-322-1303